UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

23 Broad Street
Westerly, Rhode Island	02891
(Address of Principal Executive Offices)	(Zip Code)

(401) 348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") recently completed a competitive process to select the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019 ("Fiscal 2019"). At the conclusion of this process, on December 20, 2018, the Board of Directors of the Corporation appointed Crowe LLP ("Crowe") as its independent registered public accounting firm for Fiscal 2019. This action will result in the dismissal of KPMG LLP ("KPMG") as the Corporation’s independent registered public accounting firm, effective upon filing of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Audit Committee of the Board of Directors of the Corporation recommended these actions to the Board of Directors.

The audit reports of KPMG on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2017 ("Fiscal 2017") and December 31, 2016 ("Fiscal 2016") did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Fiscal 2016 and Fiscal 2017, and subsequently through December 20, 2018, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Corporation and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to them in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Corporation has provided a copy of the foregoing disclosures to KPMG and has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included in the immediately preceding paragraph. A copy of KPMG’s letter, dated December 21, 2018, is filed as Exhibit 16.1 to this current report on Form 8-K.

(b) Appointment of new Independent Registered Public Accounting Firm

As noted above, on December 20, 2018, the Board of Directors of the Corporation appointed Crowe as the Corporation’s independent registered public accounting firm for Fiscal 2019. This appointment is contingent upon the successful completion of Crowe's standard client acceptance procedures and the execution by both the Corporation and Crowe of an engagement letter.

During Fiscal 2016 and Fiscal 2017, and through the subsequent interim period preceding the engagement of Crowe, neither the Corporation nor anyone acting on its behalf has consulted with Crowe regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that Crowe concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	16.1	Letter from KPMG LLP dated December 21, 2018*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date:	December 21, 2018	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer